Calculation of Filing Fee Tables
S-3
BLACK HILLS CORP /SD/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common stock, par value $1.00	415(a)(6)			$ 183,376,179.78			S-3	333-272739	06/16/2023	$ 25,324.25
			Total Offering Amounts:				$ 183,376,179.78		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Represents the aggregate amount of $183,376,179.78 that remains unsold of the $400,000,000.00 of common stock that was registered under the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 16, 2023 (Registration No. 333-272739) (the "Previous Registration Statement") and the prospectus supplement dated May 8, 2025, which securities have been carried forward to this prospectus supplement under the Previous Registration Statement pursuant to Rule 415(a)(6). Fees for the carried over shares were previously paid pursuant to Rule 457(o) in connection with the registration of those securities. Pursuant to Rule 416 under the Securities Act, the number of shares being registered shall be adjusted to include any additional shares that may become issuable as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $183,376,179.78. The prospectus is a final prospectus for the related offering.